Exhibit 99.1

For Immediate Release

HARMONIC ANNOUNCES SECOND QUARTER 2012 RESULTS

SAN JOSE, Calif. — July 24, 2012 — Harmonic Inc. (NASDAQ: HLIT), a global leader in video infrastructure solutions, announced today its preliminary and unaudited results for the quarter ended June 29, 2012.

Net revenue for the second quarter of 2012 was $132.6 million, compared to $127.7 million for the first quarter of 2012 and $134.0 million for the second quarter of 2011.

Total bookings in the second quarter of 2012 were approximately $139.5 million, up 6% from approximately $131.7 million for the second quarter of 2011. Total backlog and deferred revenue was $146.0 million as of June 29, 2012, compared with $122.0 million as of July 1, 2011.

The company reported a GAAP net income for the second quarter of 2012 of $17,000, or $0.00 per share, compared to a GAAP net income for the second quarter of 2011 of $0.4 million or $0.00 per share. Non-GAAP net income for the second quarter of 2012 was $7.2 million, or $0.06 per share, compared to $10.5 million, or $0.09 per share for the second quarter of 2011. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Net Income (Loss) Reconciliation” below.

Harmonic reported GAAP gross margins of 43% and GAAP operating margins of (2%) for the second quarter of 2012, compared to 46% and 1%, respectively, for the same period of 2011. Non-GAAP gross margins were 48% and non-GAAP operating margins were 7% for the second quarter of 2012, compared to 51% and 11%, respectively, for the same period of 2011.

As of June 29, 2012, the Company had cash, cash equivalents and short-term investments of $177.8 million, an increase from $168.5 million as of March 30, 2012. The company generated approximately $20.3 million of cash from operations in the second quarter of 2012 and repurchased 1.6 million shares of common stock for approximately $7.0 million, under its previously announced stock repurchase program.

“The second quarter was in-line with expectations and reflective of increased demand from US and most international geographies offset by continuing weakness in Europe,” said Patrick Harshman, president and chief executive officer. “Our book-to-bill ratio is indicative of our strong competitive position and increasing system project wins that typically take several periods to fully recognize as revenue. The quarter was also characterized by greater than 25 new multiscreen wins and positive customer feedback on our in-development CCAP program. Looking ahead, our new product initiatives, our broad and growing customer base, and our continuing focus on operational excellence position Harmonic well for the future.”

Business Outlook

Harmonic anticipates net revenue in the range of $130 million to $140 million for the third quarter of 2012. GAAP gross margins and operating expenses for the third quarter of 2012 are expected to be in the range of 43% to 45% and $61 million to $62 million, respectively. Non-GAAP gross margins and operating expenses for the third quarter of 2012, which will exclude stock-based compensation and the amortization of intangibles, are anticipated to be in the range of 47.5% to 49.5% and $55 million to $56 million, respectively.

Conference Call Information

Harmonic will host a conference call to discuss its financial results at 2:00 P.M. Pacific (5:00 P.M. Eastern) on Tuesday, July 24, 2012. A listen-only broadcast of the conference call can be accessed either from the Company’s website at www.harmonicinc.com or by calling +1.847.944.7317 (conference confirmation number 32828770). The replay will be available after 6:00 P.M. Pacific at the same website address or by calling +1.630.652.3042 (pass code 9176742#).

About Harmonic Inc.

Harmonic Inc. (NASDAQ: HLIT) provides infrastructure that powers the video economy. The company enables content and service providers to efficiently create, prepare, and deliver differentiated video services for television and new media platforms. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations: regarding our final results for the second quarter ended June 29, 2012; , regarding continuing weakness in Europe; regarding our strong competitive position and increasing system project wins; regarding positive customer feedback on our in-development CCAP program; regarding that Harmonic is well positioned for the future due to its new product initiatives, broad and growing customer base, and continuing focus on operational excellence; and regarding net revenue, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the third quarter of 2012. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility, in no particular order, that: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions, including as a result of recent turmoil in the global financial markets, particularly on our European and other international sales and operations; our ability to develop new and enhanced products and market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in Harmonic’s markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; the effect on Harmonic’s business of natural disasters; and the risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that its expenses exceed our plans. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011 and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Editor’s Note: Product and company names used herein are trademarks or registered trademarks of their respective owners.

HARMONIC INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 29, 2012	December 31, 2011
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$92,446	$90,983
Short-term investments	85,355	70,854
Accounts receivable	102,748	109,886
Inventories	68,007	70,649
Deferred income taxes	29,897	28,032
Prepaid expenses and other current assets	24,050	21,474

Total current assets	402,503	391,878
Property and equipment, net	39,568	40,469
Goodwill, intangibles and other assets	287,666	301,819

Total assets	$729,737	$734,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,857	$30,537
Income taxes payable	527	2,290
Deferred revenue	37,140	33,095
Accrued liabilities	40,254	46,896

Total current liabilities	107,778	112,818
Income taxes payable, long-term	46,492	47,307
Deferred income taxes, long-term	3,850	655
Other non-current liabilities	10,576	9,070

Total liabilities	168,696	169,850

Stockholders’ equity:
Common stock	2,437,563	2,433,280
Accumulated deficit	(1,875,600)	(1,868,089)
Accumulated other comprehensive loss	(922)	(875)

Total stockholders’ equity	561,041	564,316

Total liabilities and stockholders’ equity	$729,737	$734,166

Harmonic Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended		Six months ended
	June 29, 2012	July 1, 2011	June 29, 2012	July 1, 2011
	(In thousands, except per share amounts)
Net revenue	$132,634	$133,996	$260,355	$266,831
Cost of revenue	75,056	72,168	149,115	143,148

Gross profit	57,578	61,828	111,240	123,683
Operating expenses:
Research and development	25,641	25,662	53,470	51,811
Selling, general and administrative	32,142	32,543	64,453	66,107
Amortization of intangibles	2,190	2,230	4,369	4,459

Total operating expenses	59,973	60,435	122,292	122,377

Income (loss) from operations	(2,395)	1,393	(11,052)	1,306
Interest and other income (expense), net	(4)	(225)	518	(240)

Income (loss) before income taxes	(2,399)	1,168	(10,534)	1,066
Provision for (benefit from) income taxes	(2,416)	778	(3,023)	160

Net income (loss)	$17	$390	$(7,511)	$906

Net income (loss) per share:
Basic	$0.00	$0.00	$(0.06)	$0.01

Diluted	$0.00	$0.00	$(0.06)	$0.01

Weighted average shares:
Basic	117,056	114,939	117,162	114,387
Diluted	117,493	116,298	117,162	116,143

HARMONIC INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended
	June 29, 2012	July 1, 2011
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(7,511)	$906
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangibles	14,777	15,092
Depreciation	7,519	6,824
Stock-based compensation	9,502	11,094
Net loss on disposal of fixed assets	88	103
Deferred income taxes	1,330	76
Provision for inventories	(2,261)	4,126
Allowance for doubtful accounts, returns and discounts	1,152	53
Other non-cash adjustments, net	310	322
Changes in assets and liabilities:
Accounts receivable, net	5,990	(16,262)
Inventories	4,903	(7,120)
Prepaid expenses and other assets	(3,184)	2,783
Accounts payable	(684)	4,780
Deferred revenue	4,448	788
Income taxes payable	(2,560)	(6,925)
Accrued and other liabilities	(5,605)	(7,500)

Net cash provided by operating activities	28,214	9,140

Cash flows from investing activities:
Purchases of investments	(57,661)	(62,009)
Proceeds from sales and maturities of investments	42,593	21,594
Acquisition of property and equipment	(6,708)	(8,502)
Other acquisitions	—	(250)

Net cash used in investing activities	(21,776)	(49,167)

Cash flows from financing activities:
Payments for repurchase of common stock	(6,953)	—
Proceeds from issuance of common stock, net	2,016	13,703

Net cash provided by (used in) financing activities	(4,937)	13,703

Effect of exchange rate changes on cash and cash equivalents	(38)	161

Net increase (decrease) in cash and cash equivalents	1,463	(26,163)
Cash and cash equivalents at beginning of period	90,983	96,533

Cash and cash equivalents at end of period	$92,446	$70,370

Harmonic Inc.

Revenue Information

(Unaudited)

	Three months ended				Six months ended
	June 29, 2012		July 1, 2011		June 29, 2012		July 1, 2011
			(In thousands, except percentages)
Product
Video Processing	$59,300	45%	$51,525	38%	$111,981	43%	$115,283	43%
Production and Playout	20,663	16%	25,453	19%	41,541	16%	46,386	17%
Edge and Access	33,592	25%	40,178	30%	70,400	27%	71,354	27%
Services and Support	19,079	14%	16,840	13%	36,433	14%	33,808	13%

Total	$132,634	100%	$133,996	100%	$260,355	100%	$266,831	100%

Geography
United States	$61,347	46%	$55,578	41%	$122,201	47%	$114,532	43%
International	71,287	54%	78,418	59%	138,154	53%	152,299	57%

Total	$132,634	100%	$133,996	100%	$260,355	100%	$266,831	100%

Market
Cable	$64,233	48%	$64,142	48%	$125,987	48%	$120,062	45%
Satellite and Telco	27,870	21%	28,193	21%	53,729	21%	63,345	24%
Broadcast and Media	40,531	31%	41,661	31%	80,639	31%	83,424	31%

Total	$132,634	100%	$133,996	100%	$260,355	100%	$266,831	100%

Use of Non-GAAP Financial Measures

In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margin, operating expenses, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements contained in this presentation. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures. These adjustments are excess facilities and severance charges and non-cash items, such as stock-based compensation expense, amortization of intangibles, and discrete tax items and adjustments.

Harmonic Inc.

GAAP to Non-GAAP Net Income (Loss) Reconciliation

(Unaudited)

	Three months ended
	June 29, 2012			July 1, 2011
	Gross Profit	Operating Expense	Net Income	Gross Profit	Operating Expense	Net Income
		(In thousands, except per share amounts)
GAAP	$57,578	$59,973	$17	$61,828	$60,435	$390
Cost of revenue related to stock-based compensation expense	805	—	805	762	—	762
Research and development expense related to stock-based compensation expense	—	(1,711)	1,711	—	(1,771)	1,771
Selling, general and administrative expense related to stock-based compensation expense	—	(2,186)	2,186	—	(2,559)	2,559
Amortization of intangibles	5,048	(2,190)	7,238	5,491	(2,230)	7,721
Discrete tax items and adjustments	—	—	(4,802)	—	—	(2,717)

Non-GAAP	$63,431	$53,886	$7,155	$68,081	$53,875	$10,486

GAAP net income per share - basic			$0.00			$0.00

GAAP net income per share - diluted			$0.00			$0.00

Non-GAAP net income per share - basic			$0.06			$0.09

Non-GAAP net income per share - diluted			$0.06			$0.09

Shares used in per share calculation - basic			117,056			114,939

Shares used in per share calculation - diluted			117,493			116,298

	Six months ended
	June 29, 2012			July 1, 2011
	Gross Profit	Operating Expense	Net Income (Loss)	Gross Profit	Operating Expense	Net Income
		(In thousands, except per share amounts)
GAAP	$111,240	$122,292	$(7,511)	$123,683	$122,377	$906
Cost of revenue related to stock-based compensation expense	1,599	—	1,599	1,509	—	1,509
Research and development expense related to stock-based compensation expense	—	(3,435)	3,435	—	(3,607)	3,607
Selling, general and administrative expense related to stock-based compensation expense	—	(4,468)	4,468	—	(5,978)	5,978
Selling, general and administrative expense related to excess facility costs, severance costs and other non-recurring expenses	—	—	—	—	(409)	409
Amortization of intangibles	10,408	(4,369)	14,777	10,633	(4,459)	15,092
Discrete tax items and adjustments	—	—	(6,461)	—	—	(6,755)

Non-GAAP	$123,247	$110,020	$10,307	$135,825	$107,924	$20,746

GAAP net income (loss) per share - basic			$(0.06)			$0.01

GAAP net income (loss) per share - diluted			$(0.06)			$0.01

Non-GAAP net income per share - basic			$0.09			$0.18

Non-GAAP net income per share - diluted			$0.09			$0.18

Shares used in per share calculation - basic			117,162			114,387

Shares used in per share calculation - diluted, GAAP			117,162			116,143

Shares used in per share calculation - diluted, non-GAAP			117,851			116,143

CONTACTS:

Carolyn V. Aver	Michael Bishop
Chief Financial Officer	Investor Relations contact for
Harmonic Inc.	Harmonic Inc.
+1.408.542.2500	+1.408.542.2760